Exhibit 99.1

Movano Health Receives Notification of Deficiency from Nasdaq Related to Delayed Filing of Quarterly

Report on Form 10-Q

PLEASANTON, CA August 22, 2025 -- Movano Health (Nasdaq: MOVE)(the “Company”) announced today that it received a notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) indicating that because the Company had not yet filed its Form 10-Q for the quarterly period ended June 30, 2025 (the “Form 10-Q”), the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Filing Requirement”) requiring Nasdaq-listed companies to timely file all periodic financial reports with the Securities and Exchange Commission (the “SEC”). The Form 10-Q was due on August 14, 2025.

The Company appealed its previously announced delisting determination at a hearing with the Nasdaq Hearing Panel (the “Panel”) on August 19, 2025 during which the Company submitted a plan to regain compliance with the Filing Requirement and the $1.00 Minimum Bid Price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Compliance Plan”). As part of the Compliance Plan and as previously disclosed, on August 13, 2025, the Company engaged RBSM LLP (“RBSM”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2025 and interim periods. The Company is awaiting the determination of the Panel. There can be no assurance that the Panel will grant the Company’s request for a stay of the suspension of the Company’s securities from trading on the Nasdaq Capital Market to allow for the Company to execute its Compliance Plan or that the Company will be able to regain compliance and thereafter maintain its listing on Nasdaq.

About Movano Health

Founded in 2018, Movano Inc. (Nasdaq: MOVE) dba Movano Health, maker of the Evie Ring (www.eviering.com), is developing a suite of purpose-driven healthcare solutions to bring medical-grade data to the forefront of wearables. Featuring modern and flexible form factors, Movano Health’s devices offer an innovative approach to delivering trusted data to both customers and enterprises, capturing a comprehensive picture of an individual’s health data and uniquely translating it into personalized and intelligent insights.

Movano Health’s proprietary technologies and wearable medical device solutions will soon enable the use of data as a tool to proactively monitor and manage health outcomes across a number of patient populations that exist in healthcare. For more information on Movano Health, visit https://movanohealth.com/.

Forward Looking Statements

This press release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs, or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements relating to the Company’s plan to regain compliance with Nasdaq’s rules and the timing thereof. Actual results could differ materially from those expressed in or implied by the forward-looking statements due to a number of risks and uncertainties, including but not limited to Nasdaq’s acceptance of the Company’s compliance plan, and the duration of any extension that may be granted by Nasdaq; the potential inability to meet Nasdaq’s requirements; uncertainties associated with the Company’s preparation of the delinquent filings; and the possibility of additional delays in the filing of the delinquent filing and the Company’s other SEC filings. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission, including under the caption “Risk Factors.” Any forward-looking statement in this release speaks only as of the date of this release. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media Contact

Jill Schmidt/JSPR

jill@jillschmidtpr.com

T: 847-904-2806